UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒                               Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Safeway Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On June 30, 2014, Safeway Inc. (“Safeway”) sent the following email notice (the “Email Notice”) to its employees regarding Safeway’s 2014 Annual Meeting of Stockholders to be held on July 25, 2014. The Email Notice describes vote submission procedures.

Attention: All Safeway Companies Employees

At this year’s Annual Meeting of Stockholders to be held on July 25, stockholders will be voting on the proposed merger and other items.

Full sets of proxy materials were mailed to stockholders, and you should be receiving a hard copy in the next few weeks, or earlier. If you are a stockholder, you may also have received notice via email to review materials for Safeway’s 2014 Annual Meeting of Stockholders and access the voting site. Once on the voting site, you will be prompted to enter the control number located in your email or on the front of your proxy card or broker voting instruction form. Note that votes submitted through this site must be received by 8:59 p.m. PDT on July 24, 2014. Also note you may receive multiple emails with different control numbers reflecting shares held in different accounts.

The materials to be reviewed are also available online at www.investor.safeway.com. If you have any questions, please email the investor relations department. We have a limited supply of hard copies of the materials available.

Thank you for your daily contributions to Safeway’s success and for submitting your very important vote.

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval in respect of the proposed merger transaction involving Safeway or otherwise. In connection with the merger, Safeway filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on June 19, 2014. Investors and security holders of Safeway are urged to read the definitive proxy statement and other relevant materials when they become available because they will contain important information about Safeway, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents filed by Safeway with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Safeway’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

Safeway and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Safeway in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Safeway’s stockholders in connection with the proposed transaction and their ownership of Safeway’s common stock will be set forth in Safeway’s proxy statement for its annual meeting. Investors can find more information about Safeway’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013, as amended, and in its definitive proxy statement filed with the SEC on Schedule 14A on June 19, 2014.